EXCHANGE AND SALE OF STOCK

     AGREEMENT, made June 18, 1999, between Q6 Technologies, Inc., ("Q6 Tech.) a Colorado Corporation; and Fronteer Financial Holdings, Ltd. ("Fronteer").

                                R E C I T A L S;

     Fronteer  Financial  Holdings,   Ltd.,  is  the  owner  of  72.80%  of  the
outstanding shares of Secutron Corp. (the "Company").

     Fronteer and Q6 Tech desire to effect an exchange of shares and cash, such that Fronteer Holdings will deliver to Q6 Technologies, Inc., One Hundred Thirty Million Four Hundred Ninety-Four Thousand Three Hundred Eighty-Five and 00/100 (130,494,385) shares of Secutron Corp. (the "Company"), a Colorado Corporation, owned by Fronteer along with One Hundred Thousand and 00/100 ($100,000.00) Dollars in cash, in return for the issuance by Q6 Tech to Fronteer of Five Million Five Hundred Fifty-Five Thousand Five Hundred Fifty-Six (5,555,556) shares of Class B stock in Q6 Technologies, Inc.

          1. Subsequent to the sale of the shares by the Seller pursuant to this Agreement, Purchasers will own 72.80% Percent of the issued and outstanding stock of Secutron Corp.

          2. Secutron is engaged in the business of integration and sale of computing systems, networks and processing services.

          3. The consideration for this transfer of stock from Fronteer to Q6 is the transfer from Q6 Technologies, Inc., to Fronteer Financial Holdings, Ltd., of Five Million Five Hundred Fifty-Five Thousand Five Hundred Fifty-Six (5,555,556) shares of newly issued Class B stock in Q6 Technologies, Inc.

          4. The transfer from Fronteer Financial Holdings, Ltd., of One Hundred Thirty Million Four Hundred Ninety-Four Thousand Three Hundred Eighty-Five and 00/100 (130,494,385.00) shares of Class A stock together with One Hundred Thousand and 00/100 ($100,000.00) Dollars in cash constitutes Fronteer's consideration for the Q6 Technologies, Inc., stock issued.

     NOW, THEREFORE, in consideration of the Recitals and mutual covenants herein contained, the parties herein agree as follows:

          1.  SALE OF SHARES:

               (a) Fronteer Financial Holdings, Ltd., shall sell, transfer, assign and set over to Q6 Tech., and Q6 Tech., shall purchase and acquire from the Seller One Hundred Thirty Million Four Hundred Ninety-Four Thousand Three Hundred Eighty-five and 00/100 (130,494,385.00) shares of Secutron Corp., free and clear of all liens, security interests, restrictions and encumbrances whatsoever which represents 72.80% Percent of all the shares of Secutron Corp.

               (b) Fronteer Financial Holdings, Ltd., shall supply as additional consideration at the closing One Hundred Thousand and 00/100 ($100,000.00) Dollars in cash.

          2. PURCHASE PRICE: The purchase price for said shares is as follows:

               (a) Q6 Technologies, Inc., shall issue Five Million Five Hundred Fifty-Five Thousand Five Hundred Fifty-Six (5,555,556) newly issued Class B Shares for the purchase of such outstanding shares of Secutron Corp., in return for the transfer of One Hundred Thirty Million Four Hundred Ninety-Four Thousand Three Hundred Eighty-Five and 00/100 (130,494,385.00) Secutron shares together with One Hundred Thousand and 00/100 ($100,000.00) Dollars in cash at closing.

               (b) The present outstanding shares of Secutron Corp., are 179,158,518 (One Hundred Seventy-Nine Million One Hundred Fifty-Eight Thousand Five Hundred Eighteen).

          3.  Secutron  Corp.,  has  one  wholly  owned  subsidiary,   Mid-Range
Solutions, Inc.

          4. CLOSING DATE: The closing shall take place on June 18, 1999 at the offices of Fronteer Financial Holdings, Ltd., 1700 Lincoln St., Denver, CO. At the closing, the Seller shall deliver to the Purchasers, free and clear of all encumbrances, certificates for the Company's shares referred to in Paragraph 1, in negotiable form. Upon such delivery, the Purchasers shall deliver to the Seller a certified check as provided for in Paragraph 2.

          5. STOCKHOLDER'S STOCK DISPOSITION AND WARRANTIES:

          Q6 Group, LLC, and Fronteer Financial Holdings, Ltd., are entering into this transaction predicated on the belief that the employment granted to John J. Cusick pursuant to the Employment Agreement dated March 1, 1999 will be fulfilled in its entirety.

               (a) Q6 Group, LLC, warrants,  represents and guarantees that John
J. Cusick shall perform his duties as set forth in the Employment Agreement heretofore referred, subject to the conditions defined below.

               (b) In the event that John J. Cusick resigns, or is fired for cause, prior to fulfilling his three (3) year term of employment pursuant to
Section III of the Employment Agreement, then Q6 Technologies, Inc., shall have the right to purchase at original cost that percentage of Class A shares held by Q6 equivalent to the percentage of the three (3) year Cusick Employment Contract which has not been fulfilled at the effective time of such resignation or termination. Upon conclusion of the three (3) year term, this call provision shall lapse and all subject stock shall be free and clear from this purchase option.

               (c) By way of illustration, if John J. Cusick is employed one (1) year and then resigns, the number of Class A shares held by Q6 Group, LLC, which Q6 Technologies, Inc., will have the right to repurchase is as follows:

               (d) Two-thirds (2/3) of the Class A shares purchased by Q6 Group, LLC shall be tendered to the Company at the original purchase price. The remaining one-third (1/3) portion shall be held by Q6 Group, LLC, free and clear.

               (e) In the event Cusick is fired not for cause, then all of the Class A stock owned by Q6 Group, LLC, shall be held free and clear. Q6 Technologies, Inc., shall have no right of repurchase of those shares.

          6. DEFAULT BY SELLER: If the Seller shall fail or refuse to deliver any of the shares to the Purchasers at the closing, the Purchasers, without prejudice to their rights against the Seller, may refuse to consummate this Agreement and terminate all their obligations hereunder.

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


          7. REPRESENTATIONS AND WARRANTIES: The Seller represents and warrants to the Purchasers as follows:

               (a) Corporate Status. The Company is, and will be on the closing date, a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified and in good standing under the Laws of any foreign jurisdiction where the failure to be so qualified would have a material adverse effect on its ability to perform its obligations under this Agreement and all agreements and instruments delivered pursuant hereto.

               (b)   Subsidiaries.   Secutron   Corp.,   has  one  wholly  owned
subsidiary, Mid-Range Solutions, Inc.

               (c) Seller warrants that Secutron Corp., will have, upon closing, not less than approximately Four Hundred Sixty-Two Thousand Seven Hundred Forty-two and 08/100 ($462,742.08) Dollars of working capital.

               (d) Capitalization. This aggregate number of shares that the Company is authorized to issue is 800,000,000 (Eight Hundred Million) common shares, without par value, all of which shares are issued and presently outstanding. All such shares have been validly issued and are fully paid and nonassessable. The Seller is the legal and beneficial owner of said shares and free and clear of any liens, security interest, option or other charge or encumbrance. The Company has no outstanding subscriptions, contracts, options, warrants or other obligations to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire any of its shares.

               (e) Title to shares. The Seller is and will be on the closing date the owner, free and clear of any encumbrances, of the number of the Company's shares set forth in subparagraph (c) of this paragraph. Seller has full power, authority and legal right and all necessary authorizations to transfer, assign and sell the shares to Purchasers and there are no other shares of the Company owned or claimed by any other person or entity.

               (f) At the time of Closing, Purchasers' shares shall have been duly authorized and validly issued and fully paid and non-assessable and Purchasers shall be at the time of closing, the legal and beneficial owners of the shares free and clear of any lien, security interest, option or other charge or encumbrance.

               (g) The Seller has delivered to the Purchasers the balance sheet of the Company as of January 31, 1999, of income of the Company for the prior years (collectively, the "Financial Statements").

               (h) The Financial Statements are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles in effect during the periods involved, except as otherwise indicated therein, and fully and fairly present the financial condition of the Company as of the dates thereof and fully and fairly present the results of the operations of the Company for the periods indicated.

               (i) There has not been any material adverse change in the condition, financial or otherwise, of the Company or in the results of its operations subsequent to the preparation of said Financial Statements.

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

               (j) The Company has filed or caused to be filed all Federal, State, local and other tax returns, reports and declarations required to be filed in respect of the Company's business, and has paid or reserved for all income, franchise, sales, unemployment, withholding, social security, workers' compensation and all other federal, state and local taxes which have been or shall become due with respect to all taxable periods ending on or prior to the date of the closing or pursuant to any assessment received by it in connection with said returns, which failure to file would have a materially adverse effect on the business of the Company and the ability of Seller to perform his obligations under this Agreement.

               (k) All liabilities disclosed. Except to the extent reflected or reserved against in the Company's balance sheet of January 31, 1999, Seller represents and warrants that he does not know or have reasonable grounds to know of any basis for a claim against the Company of any liability of any nature or in any amount not fully reflected or reserved against in the Financial Statements.

               (1) The Company is not in default under any, and the Company has complied with all statutes, ordinances, regulations, orders, judgments and decrees of any Court or other governmental agency relating to the Company and its business and properties, and the Seller has no knowledge of any basis for any claim for compensation or damages or otherwise arising out of any violation of the foregoing.

               (m) Each representative and warranty of the Seller herein contained shall survive the closing for a period of five (5) years from the date hereof, except for tax matters which shall expire contemporaneously with the expiration of the applicable limitation, and liability with respect thereto shall not be affected by an investigation.

               (n) Absence of certain changes. Since January 31, 1999, there has not been (i) any change in the Company's financial condition, assets, liabilities or business, other than changes in the ordinary course of business, none of which has been materially adverse; (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Company's properties or business.

               (o) Title to assets. The Company has good and marketable title to all its properties and assets, real and personal, subject to no mortgage, pledge, lien, encumbrance, security interest, or charge, except for liens shown on the balance sheet as securing specified liabilities set forth therein.

               (p) Employment laws. The Company has complied with all applicable federal and state laws relating to the employment of labor, including the provisions relating to wages, hours, collective bargaining and the payment of social security taxes, and is not liable for any arrears of wages, or any tax or penalties, for failure to comply with any of the foregoing.

               (q) Litigation. There are no actions, suits, litigation or proceedings pending, to the Seller's knowledge, except for a lawsuit against Fronteer Financial Holdings, Ltd., by a shareholder of Secutron Corp. A copy of the Complaint and/or other supporting documents shall be supplied to Q6 Technologies, Inc. on or before closing. Indemnification by Fronteer for liabilities arising out of legal actions is addressed in Section 9 of this Agreement.

               (r) Leases, contracts and licenses. Seller represents and warrants that the transfer of its shares in accordance with the terms of this Agreement will not constitute a prohibited assignment or transfer of any of its licenses, leases or contracts, and that all of the foregoing will remain in full force and effect without acceleration as a result of this transaction.

               (s) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will require the consent of any governmental agency or authority or any other entity or person and neither such execution and delivery nor such consummation will violate any provision of the Company's Certificates of Incorporation or By-Laws, or any agreement or Stockholders Agreement or any statute, ordinance, regulation, order, judgment of decree of any court or governmental agency, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the terminations of or the creation of any lien pursuant to the terms of any agreement or instrument to which the Seller or the Company is a party or by which the Seller or the Company or any of the Seller's or the Company's assets are bound.

               (t) Disclosure. No representation or warranty by the Seller in this Agreement, nor any statement or certificate furnished or to be furnished to the Purchasers pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

          6. ACCESS AND INFORMATION: The Seller shall cause the Company to give to the Purchasers and Purchasers' counsel, accountants, and other representatives full access, during normal business hours throughout the period prior to the closing, to all the Company's properties, books, contracts, commitments, and records and shall furnish the Purchasers during such period with such information concerning the Company's affairs as the Purchasers reasonably may request.

          7. CONDUCT OF BUSINESS PENDING CLOSING: The Seller covenants that, pending the closing:

               (a) The Company's business will be conducted only in the ordinary course and in the manner heretofore operated by it.

               (b) No change will be made in the Company's Certificates of Incorporation or By-Laws, except as may be first approved in writing by the Purchasers.

               (c) No change will be made in the Company's authorized or issued corporate shares,

               (d) No dividend or other distribution or payment will be declared or made in respect of the Company's corporate shares.

               (e) No increase will be made in the compensation payable or to become payable by the Company to any officer, employee or agent, nor will any bonus payment or arrangement or other benefits be paid by the Company to or with any officer, employee or agent.

               (f) Except as otherwise requested by the Purchaser, the Seller will cause the Company to use its best efforts (without making any commitment on the Purchasers' behalf) to preserve the Company's business organization intact; to keep available to the Company the services of its present officers and employees; and to preserve for the Company the goodwill of its suppliers, customers and others having business relations with the Company.

               (g) All debts will be paid as they become due.

               (h) Seller shall refrain from making any purchase, sale or lease or introducing any method of management or operation in respect of the business except in a manner consistent with its prior practice.

               (i) Seller shall refrain from entering into any contract which would materially and adversely affect the financial condition of the Company and from making any change adverse to it in the terms of any contract to which they are presently a party or by which they or any of their assets is bound, and comply with the terms and conditions of each such contract and perform all of their obligations thereunder without default or the occurrence of an event which, upon notice or passage of time or both, would result in a default.

               (j) Seller shall maintain the books and records in accordance with good business practice, on a basis consistent with prior practice.

               (k) The Company will not consolidate or merge with any other business.

               (1) The Company will keep all of its inventory and other property fully insured against any loss, either by fire, or casualty or theft. If prior to the closing date such property is totally or substantially damaged by reason of fire or other casualty or is lost by reason of theft, the Purchasers may, in the exercise of their sole discretion, terminate this Agreement.

               (m) Seller shall maintain and pay all premiums with respect to all policies of insurance relating to its business as are presently held in its name, or replace such policies of insurance with comparable policies issued by reputable, national insurers.

               (n) Seller shall comply with all statutes, ordinances, regulations, orders, judgments and decrees of every Court and governmental agency applicable to the company and to the conduct of the business and perform all its obligations with respect thereto without default or without the occurrence of an event which, upon notice or passage of time or both, would result in a default.

          8. ACTIONS NECESSARY TO COMPLETE TRANSACTION: Each party agrees to execute and deliver all such other documents or instruments and to take any action as may be reasonably required in order to effectuate the transactions contemplated by this Agreement.

          9. INDEMNIFICATION: Fronteer hereby agrees to indemnify and hold harmless Q6 Technologies, Inc., from and against any and all losses, claims, demands, damages, liabilities, obligations, costs and/or expenses, including, without limitation, reasonable fees and disbursements of counsel (hereinafter referred to collectively as "Damages"), sustained or incurred by Q6 Tech., by reason of the breach of any of the obligations, covenants or provisions, or the inaccuracy of any of the representations or warranties, made by the Seller pursuant to this Agreement or any document or instrument delivered hereunder.

          Fronteer Financial Holdings, Ltd., agrees to indemnify, defend and hold harmless Q6 Technologies, Inc., with respect to any claims, losses, demands, damages, costs and/or expenses, reasonable fees and disbursements of counsel fees for litigation that is presently pending against Fronteer Financial Holdings, Ltd., and Secutron and Mid-Range Solutions, Inc., as set forth in Paragraph 5(p) above.

          10. WAIVER: Any waiver by either party or any breach of any term or condition of this Agreement shall not be deemed a waiver of any other breach of such term or condition, nor shall the failure of either party to enforce such provision constitute a waiver of such provision or of any other provision, nor shall such action be deemed a waiver or release of any other party for any claims arising out of or connected with this Agreement.

          11. NOTICES: All notices, requests, demands and other communications hereunder shall be in writing, and shall be deemed to have been duly given if delivered or mailed by registered or certified mail to the address of the Purchasers or Seller or to such other address as each of the foregoing may designate in writing.

          12. EXPENSES: Each party shall pay the expenses incurred by him or it under or in connection with this Agreement, including counsel fees and expenses of his or its representatives, whether or not the transactions contemplated by this Agreement are consummated.

          13. SURVIVAL OF REPRESENTATIONS: The representations, warranties, and agreements of Seller and Purchasers contained in this Agreement shall survive the closing, and shall be unaffected by any investigation made by any party at any time.

          14. AMENDMENT: Neither this Agreement nor any term of provision hereof may be changed, waived, discharged or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought.

          15. BINDING EFFECT: This Agreement shall be binding upon and insure to the benefit of the respective par-ties, and their successor and assigns, heirs and personal representatives, except as otherwise expressly provided herein.

          16. GOVERNING-LAW: This Agreement shall be deemed to be made under and shall be construed in accordance with the Laws of the State of Colorado.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

WITNESS:                              Q6 Technologies, Inc.



/s/                                   By: John J. Cusick
--------------------                      --------------------------------------

                                      eVision USA Communications, Inc., formerly
                                      Fronteer Financial Holdings, Ltd.

/s/                                   By: /s/ Fai H. Chan
-------------------                       --------------------------------------







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